                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (the "Agreement"), dated March 18, 1996, is made and entered into by and among ASIA MEDIA COMMUNICATIONS, LTD., a Nevada corporation ("AMC"), AMC MERGER CO., INC., a Nevada corporation wholly owned by AMC ("MergerCo"), KREMLYOVSKAYA GROUP, INC., a Delaware corporation ("KGI"), RICCARDO FANCHINI ("Fanchini") and ROBERT GASPAR ("Gaspar"; Fanchini and Gaspar are hereinafter referred to individually as a "Principal Shareholder" and collectively as the "Principal Shareholders").

                                    RECITALS

         A. The Board of Directors and all of the shareholders of KGI have approved the proposed merger of MergerCo with and into KGI (the "Merger") in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and on the terms and conditions set forth herein.

         B. The Board of Directors of MergerCo, and AMC as the sole shareholder of MergerCo, have each approved the Merger in accordance with the General Corporation Law of the State of Nevada (the "NGCL") and on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter expressed, the parties hereto agree as follows:


                                    ARTICLE I
                            TERMS AND PLAN OF MERGER

         1.1 Merger and Effect of Merger.

             (a) The constituent corporations of the Merger are KGI and MergerCo. The name, address and place of organization and governing law of KGI are as follows: Kremlyovskaya Group, Inc., 9 East Loockerman Street, Dover, Delaware, 19901, a corporation organized under and governed by the the laws of Delaware. The name, address and place of organization and governing law of MergerCo are as follows: AMC Merger Co., Inc., 245 Park Avenue, 40th Floor, New York, NY 10167, a corporation organized under and governed by the laws of Nevada.

             (b) Upon the terms and subject to the conditions hereof, and in accordance with the DCGL and the NGCL, at the Effective Date (as hereinafter defined) MergerCo shall be merged into KGI and the separate corporate existence of MergerCo thereupon shall cease. KGI shall be the surviving corporation in the Merger (the "Surviving Corporation"), and the separate corporate existence of KGI, with all its rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Merger. The name, place of organization and governing law and kind of entity of the Surviving Corporation shall be as follows: Kremlyovskaya Group, Inc., a corporation organized under and governed by the laws of Delaware.

             (c) At and after the Effective Date, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all the restrictions, disabilities and duties of both MergerCo and KGI, as provided more particularly in the DGCL.

         1.2 Method of Effecting Merger; Effective Date. Consummation of this Agreement and the Merger shall be effected on the close of business on the date on which a Certificate of Merger in substantially the form of Exhibit 1.2(a)
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(the "Delaware Certificate of Merger") is filed in the office of the Secretary of State of the State of Delaware and Articles of Merger in substantially the form of Exhibit 1.2(b) (the "Nevada Certificate of Merger") are filed in the office of the Secretary of State of the State of Nevada, all after satisfaction of the applicable laws of such states prerequisite to such filing. The date and time when this Agreement and the Merger shall become effective as aforesaid is herein called the "Effective Date").

         1.3 Conversion of MergerCo Stock. At the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, the outstanding shares of the Common Stock, $.01 par value per share, of MergerCo shall be converted into one share of the common stock of the Surviving Corporation, which share shall be the only issued and outstanding capital stock of the Surviving Corporation, and shall be owned by AMC.

         1.4 Conversion of KGI Common Stock. At the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each of the shares of the common stock, $.01 par value per share, of KGI (the "KGI Common Stock") issued and outstanding immediately prior to the Effective Date shall automatically be converted into the right to receive, upon surrender of the certificate representing each such share, a certificate representing 5,750 shares of the common stock, par value $.01 per share, of AMC (the "AMC Common Stock"). From and after the Effective Date, each certificate theretofore evidencing one or more shares of KGI Common Stock shall no longer evidence KGI Common Stock, but shall evidence only the right to receive, in exchange therefor, AMC Common Stock in the manner provided in Section 1.5 of this Agreement.

         1.5 Manner of Exchange of Stock.

             (a) As of the Effective Date, no transfer of certificates representing KGI Common Stock outstanding immediately before the Effective Date shall thereafter be made.

             (b) After the Effective Date, each holder of an outstanding certificate or certificates, which, prior thereto, represented KGI Common Stock will surrender the same to AMC's transfer agent, American Share Transfer Inc. of Denver, Colorado, which shall act as the exchange agent (the "Exchange Agent" for such shareholders to effect the exchange of certificates on their behalf, and each such holder will be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of AMC Common Stock for which the KGI Common Stock theretofore represented by the certificate or certificates so surrendered shall have been exchanged as provided above. Until so surrendered, each such outstanding certificate which, prior to the Effective Date, represented KGI Common Stock shall be deemed for all corporate purposes, subject to further provisions of this Section, to evidence the ownership of the shares of AMC Common Stock for which such shares have been so exchanged. Unless and until any such certificates shall have been so surrendered, dividends payable to holders of record of shares of AMC Common Stock shall not be paid to the holder of such certificate, but there shall be paid to the record holder of the certificate, with respect to the shares of AMC Common Stock issued in exchange therefore, (i) upon such surrender, the amount of dividends which shall have become payable, but without interest, and
(ii) after such surrender and the payment date of which shall be subsequent to surrender, such amount to be paid on such payment date.

             (d) On the Effective Date AMC shall issue and deliver to the Exchange Agent one certificate representing the aggregate number of shares of

AMC Common Stock to which all holders of KGI Common Stock shall be entitled pursuant to this Agreement. The certificate so delivered shall thereafter be divided into certificates of such denominations and registered in such names as the Exchange Agent may require in order to make the exchange hereinabove provided for.

             (e) If any shares of AMC Common Stock are to be issued to a person other than the person in whose name the certificate surrendered in exchange therefor is registered, it shall be a condition to such issuance that the person requesting such issuance pay to AMC any transfer or other similar taxes required by reason of the issuance of such AMC Common Stock to a person other than the registered holder of the certificate surrendered, or such person shall establish to the satisfaction of AMC that such tax has been paid or is not applicable. The certificates representing shares of AMC Common Stock issued in the Merger shall bear any legends required by law or otherwise appropriate under the circumstances, including, where applicable, a legend stating the resale restrictions under Rule 145 promulgated under the Securities Act of 1933, as amended (the "1933 Act").

         1.6 Certificate of Incorporation and By-Laws of the Surviving Corporation. The Certificate of Incorporation and By-Laws of the Surviving Corporation shall be the Certificate of Incorporation and By-Laws of KGI in effect at the Effective Date. unless and until amended as therein provided.

         1.7 Directors and Officers of the Surviving Corporation. The directors and officers listed on Schedule 1.7 shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal.


                                   ARTICLE II
      REPRESENTATIONS AND WARRANTIES OF KGI AND THE PRINCIPAL SHAREHOLDERS

         KGI, and the Principal Shareholders, jointly and severally, hereby make the following representations and warranties, each of which shall survive the Effective Date and the Merger as provided in Section 5.3. Unless otherwise specifically provided herein, each reference to KGI in this Agreement shall be deemed a reference to KGI and to each of its subsidiaries, as listed on
Schedule 2.3 (the "Subsidiaries"), such that each representation, warranty or covenant with respect to KGI, whether contained in this Article II or elsewhere in this Agreement, shall also be a representation, warranty or covenant with respect to each of the Subsidiaries.

         2.1 Corporate Organization, Qualification and Power. KGI (excluding the Subsidiaries) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state, country or other jurisdiction of incorporation, as listed on
Schedule 2.3. KGI has all requisite corporate power and authority to own, lease and use its assets and properties and to conduct the business in which it is engaged and holds all authorizations, licenses and permits necessary and required therefor. KGI is duly licensed or qualified to do business as a foreign corporation and is in good standing in each state, country or other jurisdiction where the location of its assets or the nature of its business requires it to be so qualified. The jurisdictions where KGI are so qualified are listed on Schedule 2.1 (or Schedule 2.3 with respect to the Subsidiaries). KGI is not required to be registered, licensed or qualified to do business in any other jurisdiction in which the failure to be so registered, licensed or qualified will or may reasonably be expected to have a material adverse effect upon the business, assets, results of operations or condition, financial or otherwise (collectively, the "Business Condition") of KGI. KGI has delivered to AMC true, complete and correct copies of the constituent documents (e.g., articles or certificate of incorporation, by-laws, etc.), as currently in effect, of KGI.

         2.2 Capitalization and Related Matters.

             (a) Capital Stock.   The entire authorized capital stock of KGI
(excluding the Subsidiaries) consists solely of (i) 15,500 shares of KGI Common Stock, all of which are issued and outstanding. No other capital stock of KGI (excluding the Subsidiaries) is authorized or issued. Schedule 2.2(a) sets forth the names, addresses and holdings of the record holders of all KGI Common Stock. All of the issued and outstanding shares of the KGI Common Stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, without restriction on the transfer thereof other than pursuant to applicable federal and state securities laws, and all of such shares have been so issued in full compliance with all applicable federal and state securities laws.

             (b) Options and Other Securities. There are no outstanding subscriptions, rights, options, warrants, conversion privileges or agreements of any kind entitling any person or entity to acquire from KGI any shares of KGI Common Stock or any other type of security of KGI.

         2.3 Subsidiaries. Except as listed on Schedule 2.3, KGI does not, directly or indirectly, own or have the right to acquire any capital stock or other equity interest in any other corporation, partnership, joint venture or other entity. Except as described on Schedule 2.3, KGI owns all right, title and interest in and to all capital stock and all rights with respect to all capital stock of the Subsidiaries. The capitalization and the state, country or other jurisdiction of incorporation of each Subsidiary is accurately described and identified on Schedule 2.3. There are no outstanding subscriptions, rights, options, warrants, conversion privileges or agreements of any kind entitling any person or entity to acquire any shares of any of the Subsidiaries.

         2.4 Corporate Power and Authority.

             (a) KGI has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by KGI have been duly authorized by all requisite corporate action, except for the filing of the Certificates of Merger pursuant to Section 1.2 above, and no person or entity has any claim arising out of the authorization or execution of this Agreement or the Merger against or in the name of KGI or any of its shareholders, officers, directors or employees. This Agreement constitutes the valid and binding obligation of KGI and the Principal Shareholders, enforceable against each in accordance with its terms except as such enforceability may be limited by (a) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally, and (b) equitable principles of general applicability (whether considered in a proceeding at law or in equity).

             (b) Neither KGI nor either of the Principal Shareholders is a party to, subject to or bound by any note, bond, mortgage, indenture, deed of trust, agreement, lien, contract or other instrument or obligation or any statute, law, rule, regulation, judgment, order, writ, injunction, or decree of any court, administrative or regulatory body, governmental agency, arbitrator, mediator or similar body, franchise or license, which would (i) conflict with or be breached or violated or the obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both) by the execution, delivery or performance by KGI or the Principal Shareholders of this Agreement or (ii) prevent the carrying out of the transactions contemplated hereby. No waiver or consent of any third person or governmental authority is required for the execution of this Agreement or the consummation of the transactions contemplated hereby, except for the filing of the Certificates of Merger. The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any lien, claim, encumbrance, security interest, charge, pledge, or other restriction or adverse claim of whatever nature (collectively, "Liens") against KGI or any of its properties or assets.

             2.5 Financial Statements. Attached hereto as Schedule 2.5 are true, complete and correct copies of the following: (a) the unaudited consolidated balance sheet of Kremlyovskaya Group NV, a Belgium company and a subsidiary of KGI ("KGNV"), as of December 31, 1995 (the "1995 Balance Sheet") together with the related consolidated statements of income and cash flows (or the equivalent) for the fiscal year then ended (collectively, the "1995 Financials," and t(b) the audited balance sheet of KGNV as of December 31, 1994, together with the related consolidated statements of income and cash flows (or the equivalent) for the fiscal year then ended (collectively the "1994 Financials; the 1995 Financials and the 1994 Financials are collectively referred to as the "Financial Statements"). Except as set forth on
Schedule 2.5, each of the Financial Statements (including in all cases the notes thereto, if any) has been based upon the information contained in KGNV's books and records (which books and records are correct and complete), is accurate and complete and presents fairly the financial condition, results of operations and cash flows of KGNV as of the times and for the periods referred to therein, and such Financial Statements (including all reserves included therein) have been prepared in accordance with Belgium generally accepted accounting principles, consistently applied except that the 1995 Financials are subject to year-end auditing adjustments which, in any event, will not be material in amount.

         2.6 Inventories; Consignment. The inventory of KGNV consists of goods usable and salable in the ordinary course of business, is not defective or damaged, is merchantable and fit for its intended use, is in compliance with all applicable regulations and certifications in the market for which it is intended to be sold, whether domestic or foreign, and is in conformity with all applicable product registrations and specifications, subject only to the inventory reserves, if any, for inventory write-down set forth in the 1995 Balance Sheet. Except as set forth on Schedule 2.6 and except for materials located at subcontractors in the normal course of business, KGI does not hold any materials on consignment or have title to any materials in the possession of others.

         2.7 Accounts and Notes Receivable. Subject to applicable reserves for bad debts shown in the 1995 Balance Sheet, all accounts and notes receivable of KGNV are properly reflected on the 1995 Balance Sheet. All of such accounts and notes receivable are, and all accounts and notes receivable subsequently accruing to the Effective Date will be, (a) receivables arising in the ordinary course of business, (b) valid, genuine and subsisting, (c) subject to no defenses, set-offs or counterclaims and (d) collectible in full, net of reserves. Except as set forth on Schedule 2.7, no agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any such receivables.

         2.8 Undisclosed Liabilities. KGI does not have any liabilities or obligations whatsoever, whether accrued, absolute, contingent, unliquidated or otherwise, and there is no basis for any such liability or obligation or any claim in respect thereof, other than: (a) to the extent reflected on the 1995 Balance Sheet; (b) liabilities or obligations incurred in the normal and ordinary course of business of KGI since the date of the 1995 Balance Sheet (the "1995 Balance Sheet Date") (none of which is a liability for breach of contract, tort, infringement, lawsuit or warranty and none of which will or may reasonably be expected to have a material adverse effect upon the Business Condition of KGI); (c) obligations for performance (but not for breach) under Contracts (as hereinafter defined) disclosed on Schedule 2.15 (or not required to be disclosed on Schedule 2.15 due to the disclosure thresholds set forth therein); and (e) other obligations and liabilities specifically disclosed on
Schedule 2.8.

         2.9 Taxes.

             (a) KGI has timely filed or caused to be filed with the appropriate Government (as hereinafter defined) entity all tax returns and reports required to be filed, including estimated tax and informational returns ("Tax Returns"). All Tax Returns are true, correct, and complete.

             (b) All Taxes (as hereinafter defined) (whether or not reflected in Tax Returns as filed) payable by KGI with respect to all periods reflected on Tax Returns have been timely and fully paid, and there are no grounds for the assertion or assessment of any additional Taxes against KGI. There are no audits, litigation or other disputes in respect of any Tax Returns of KGI pending or threatened. There is no waiver of any statute of limitations in effect with respect to any Tax Returns.

             (c) All unpaid Taxes for all periods up to and including the Effective Date are or will be properly accrued on the books of KGI.

             (d) There are no Liens for Taxes upon any assets of KGI, except Liens for Taxes not yet due and payable.

             (e) As used in this Agreement, "Taxes" means all taxes, charges, fees, levies, or other like assessments, including without limitation income, gross receipts, ad valorem, value added, premium, excise, real property, personal property, windfall profit, sales, use, transfer, license, withholding, employment, payroll, and franchise taxes imposed by: the United States or any other nation, state, or bilateral or multilateral governmental authority, any local governmental unit or subdivision thereof, or any branch, agency, or judicial body thereof ("Government"); and shall include any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such Taxes or any contest or dispute thereof.

         2.10 Events Subsequent to the 1995 Balance Sheet Date. Except as set forth on Schedule 2.10 or as otherwise expressly contemplated by this Agreement, since the 1995 Balance Sheet Date, KGI has not:

             (a) conducted its business or entered into any transaction or Contract other than in the usual, regular and ordinary course consistent with past practice;

             (b) declared, set aside or paid any dividend or made any other distributions to its shareholders, whether or not upon or in respect of any shares of its capital stock;

             (c) redeemed, purchased or otherwise acquired any shares of its capital stock or issued or sold any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock, or modified the terms of or waived any provision of its capital stock or any such option, warrant, right or other securities;

             (d) sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for fair consideration, or abandoned or permitted to lapse any of its Intellectual Property (as hereinafter defined) or granted any license or sublicense of any of its Intellectual Property, other than licenses associated with sales of its products to customers in the ordinary course of business in the form(s) included as part of Schedule 2.13;

             (e) permitted, allowed or suffered any of its assets to be subject to any Lien;

             (f) acquired or made any investment in (by merger, exchange, consolidation, purchase or otherwise) any corporation or partnership or interest in any business organization or entity, or acquired any assets outside of the ordinary course of business or which are material (except for material purchases of inventory and supplies in the ordinary course of business), individually or in the aggregate, to KGI;

             (g) canceled or forgiven any indebtedness or waived any claims or rights of a substantial nature;

             (h) adopted or amended any plan or agreement of the sort described in Section 2.24;

             (i) terminated or modified any Contract or any Government license, permit or other authorization or entered into any new Contracts, except for:
(1) any Contract requiring aggregate payments during the term thereof of less than $25,000; (2) any Contract terminated, modified or entered into in the ordinary course of business consistent with past practices; and (3) except as otherwise disclosed on a Schedule hereto;

             (j) disclosed any confidential or proprietary information to any person or entity other than AMC and AMC's representatives, agents, attorneys and accountants or KGI's own employees, representatives, agents, attorneys and accountants in the ordinary course of business;

             (k) made or committed to make any expenditure for capital assets (or series of such related expenditures) involving more than $25,000;

             (l) made any loan or advance to, or guarantee for the benefit of, any other person or entity, other than advances to employees in the ordinary course of business consistent with past practice;

             (m) granted any bonus or any increase in wages, salary or other compensation to any director, officer or employee (other than any increase in wages or salaries (i) required under existing Contracts which are listed on
Schedule 2.24 or (ii) otherwise not unusual in character, timing or amount made in the ordinary course of business to employees who are not directors or officers);

             (n) suffered or experienced any damage, destruction or loss to, or other adverse change in the condition of, its property which, in the aggregate, exceeds $25,000 or is material to its business (whether or not covered by insurance);

             (o) made or authorized any amendment to its Certificate of Incorporation or By-Laws or the constituent documents of the Subsidiaries;

             (p) instituted or permitted any change in the conduct of its business, or any change in its method of purchase, sale, lease, management, marketing, promotion or operation, or delayed or postponed the payment of accounts payable or other liabilities other than as required by the availability of funds;

             (q) made any change in any method of accounting or accounting policies, other than those required by generally accepted accounting principles, or made any write-down in its accounts receivable other than in the usual, regular and ordinary course of business consistent with past practice;

             (r) incurred or assumed any liabilities, obligations or indebtedness for borrowed money or guaranteed any such liabilities or indebtedness other than trade accounts payable incurred in the ordinary course of business consistent with past practices;

             (s) taken any action which will or may reasonably be expected to cause or constitute a breach of any provision of this Agreement; or

             (t) agreed, whether in writing or otherwise, to do any of the foregoing.

         2.11 Real Property. KGI does not own or lease any real property other than that set forth on Schedule 2.11. Schedule 2.11 lists all real property owned by KGI, all real property leased or subleased to KGI and all other real property which is used by KGI and not owned by KGI (the "Real Property"). Except as otherwise described on Schedule 2.11: (a) there is no pending or, to the knowledge of KGI or the Principal shareholders, threatened condemnation proceeding, administrative action or judicial proceeding of any type relating to the Real Property or other matters affecting adversely the current use, occupancy or value of the Real Property; (b) all material permits, licenses, approvals and other authorizations required in connection with the past and present operation of its business on the Real Property have been lawfully issued to KGI and are, as of the date hereof, and will be following the consummation of the transactions contemplated hereby, in full force and effect, and KGI and such Real Property are in compliance with all material applicable laws, including zoning ordinances and regulations.

         2.12 Assets. KGI has good and marketable title to, or a valid leasehold interest in, all properties and assets used by it, located on its premises or shown on the 1995 Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for Liens disclosed on the 1995 Balance Sheet or Schedule 2.11 (as to real property) or Schedule 2.12 or as specifically disclosed on Schedule 2.15 (as to all other properties and assets) and except for properties and assets disposed of for fair consideration in the ordinary course of business since the 1995 Balance Sheet Date. KGI owns or leases or has the valid and enforceable right to use all assets, tangible or intangible, necessary for the conduct of its business as presently conducted and, upon the Effective Date, the Surviving Corporation will have the same rights with respect to such assets. All of KGI's tangible assets are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are presently used.

         2.13    Intellectual Property.

             (a) Schedule 2.13 contains a true, complete and accurate list of all the Intellectual Property (as hereinafter defined). Schedule 2.13(a) accurately identifies, where appropriate, one or more of the following for each item of the Intellectual Property: filing date, issue date, classification of invention or goods covered, country of origin, licensor, license date and licensed subject matter. Schedule 2.15 contains a complete and accurate list of all licenses and other rights granted by KGI to any third party with respect to any item of the Intellectual Property, other than licenses associated with sales of products to customers in the ordinary course of business. True, complete and correct copies of the forms of such customer licenses are included as part of Schedule 2.13.

             (b) Except as set forth on Schedule 2.13(b), (i) the Intellectual Property is valid and enforceable and encompasses all proprietary rights necessary or desirable for the operation of KGI's business as presently conducted (in each case free and clear of all Liens); (ii) KGI has taken all actions necessary to maintain and protect KGI's rights to any Intellectual Property; (iii) to the knowledge of KGI, the owners of the Intellectual Property licensed to KGI have taken all actions necessary to maintain and protect the Intellectual Property subject to such licenses; (iv) there has been no claim made against KGI asserting the invalidity, misuse or unenforceability of any of the Intellectual Property or challenging KGI's right to use or ownership of any of the Intellectual Property, and there are no grounds for any such claim or challenge; (v) KGI is not aware of any infringement or misappropriation of any of the Intellectual Property or of any facts raising a likelihood of infringement or misappropriation; (vi) the conduct of KGI's business has not infringed or misappropriated, and does not infringe or misappropriate, any intellectual property or proprietary right of any other entity; (vii) no loss of any of the Intellectual Property is pending or to the knowledge of KGI threatened or reasonably foreseeable; and (viii) the consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any of the Intellectual Property.

             (c) For purposes of this Agreement, "Intellectual Property" shall mean all of the following (in whatever form or medium) which are owned by or licensed to KGI: (i) patents, trademarks, service marks and copyrights, (ii) applications for patents and for registration of trademarks, service marks and copyrights, (iii) trade secrets and trade names, and (iv) all other items of proprietary information or know-how but shall not include any widely available off-the-shelf software.

         2.14 No Breach of Law or Governing Document; Licenses and Permits. KGI has complied with and is not in default under or in violation of any material applicable statute, law, ordinance, decree, order, rule, or regulation of any Government ("Law"), or the provisions of any franchise or license, or in default under or in violation of any provision of its Certificate of Incorporation or its By-Laws, or, with respect to the Subsidiaries, any of their respective constituent documents. KGI holds all material licenses or permits required to conduct its business as presently conducted, and each such license or permit is valid, in full force and effect, and listed on
Schedule 2.14. Upon the Effective Date, the Surviving Corporation and the Subsidiaries will have all right and authority to conduct their respective businesses pursuant to such licenses and permits subject to the terms thereof.

         2.15    Contracts and Commitments.  Except as set forth in
Schedule 2.15, KGI is not a party to or otherwise obligated under any of the following, whether written or oral:

             (a) Any single contract or purchase order providing for an expenditure by KGI in excess of $25,000 or contracts or purchase orders with the same or known affiliated vendor(s) providing for an expenditure by KGI in excess of $25,000.

             (b) Any other contract providing for an expenditure by KGI for the purchase of real property.

             (c) Any contract, bid or offer to sell products or to provide services to third parties which (i) KGI knows or has reason to believe is at a price which would result in a net loss on the sale of such products or provision of such services or (ii) contains terms or conditions KGI cannot reasonably expect to satisfy or fulfill in whole or in part.

             (d) Any purchase commitment for materials, supplies, component parts or other items or services in excess of the normal, ordinary, usual and current requirements of KGI or at a price in excess of the current reasonable market price available to KGI at the time of such commitment.

             (e) Any license or other right granted by KGI to any third party or granted by any third party to KGI with respect to any Intellectual Property (other than licenses for widely available, off-the-shelf software).

             (f) Any contract pursuant to which KGI is the lessee or sublessee of, or holds or operates, any real or personal property owned or leased by any other person or entity (other than leases of personal property leased in the ordinary course of business with annual lease payments no greater than $25,000).

             (g) Any contract pursuant to which KGI is the lessor or sublessor of, or permits any third party to operate, any real or personal property owned or leased by KGI.

             (h) Any revocable or irrevocable power of attorney granted to any person, firm or corporation for any purpose whatsoever, excluding powers of attorney granted in connection with United States and foreign patents, trademarks, service marks, copyrights and applications therefor.

             (i) Any loan agreement, indenture, promissory note, conditional sales agreement, security agreement, letter of credit arrangement, guarantee, indemnity, surety, foreign exchange contract, accommodation or other similar type of agreement.

             (j) Any arrangement or other agreement (other than pursuant to a plan described on Schedule 2.24) which involves (i) a sharing of profits,
(ii) future payments of $25,000 or more per annum to other persons, or
(iii) any joint venture or similar contract or arrangement.

             (k) Any sales agency, sales representation, distributorship or franchise agreement that is not terminable without penalty within 60 days.

             (l) Any contract providing for the payment of any cash or other benefits upon the sale or change of control of KGI or a substantial portion of its assets.

             (m) Any contract prohibiting KGI from freely engaging in any business anywhere in the world, or prohibiting KGI from the disclosure of trade secrets or other confidential or proprietary information.

             (n) Any contract or commitment not made in the ordinary course of business.

         2.16 Validity of Contracts. Except as set forth on Schedule 2.16, each written or oral contract, agreement, indenture and evidence of indebtedness (including but not limited to the contracts and commitments required to be disclosed on Schedule 2.15) to which KGI is a party or is otherwise obligated (collectively, the "Contracts") is a valid and binding obligation of KGI and to the knowledge of KGI the other parties thereto in accordance with its terms and conditions, except as such enforceability may be limited by (a) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and (b) equitable principles of general applicability (whether considered in a proceeding at law or in equity). Except as set forth on Schedule 2.16, neither KGI nor any other party to a Contract is in material default under or in violation of such Contract, and there are no disputes with regard to any Contract. Except as set forth on
Schedule 2.16 no event has occurred which, with the passage of time or the giving of notice, or both, would constitute, and neither the execution of this Agreement nor the Closing hereunder do or will constitute or result in, a default under or a violation of any Contract by KGI or any other party to such Contract or would cause the acceleration of any obligation of any party thereto or the creation of a Lien upon any asset of KGI. KGI has delivered to AMC a true, complete and accurate copy of each written Contract and a true, complete and accurate description of each oral Contract, and none of the Contracts has been modified or amended in any respect, except as reflected in such disclosure to AMC.

         2.17 Customers and Suppliers. Schedule 2.17 sets forth a true, complete and correct list of KGI's 10 largest customers and suppliers by volume of sales (by dollar volume) and purchases (by dollar volume), respectively, for each of the years ended December 31, 1995 and December 31, 1994. KGI has not received any indication from any supplier of KGI (including those listed on Schedule 2.17) to the effect that, and has no reason to believe that, such supplier will stop, or materially decrease the rate of, supplying materials, products or services to KGI. Except as set forth on Schedule 2.17 KGI has not received any indication from any customer of KGI (including those listed on Schedule 2.17) to the effect that, and has no reason to believe that, such customer will stop, or materially decrease the rate of, buying materials, products or services from KGI.

         2.18    Litigation and Arbitration.  Except as set forth on
Schedule 2.18, there is no suit, claim, action or proceeding now pending or, to the best knowledge of KGI, threatened before any court, grand jury, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body to which KGI is a party or which may result in any judgment, order, decree, liability, award or other determination which will or may reasonably be expected to have a material adverse effect upon the Business Condition of KGI. Except as set forth on Schedule 2.18, no such judgment, order, decree or award has been entered against KGI which has, or may reasonably be expected to have, such effect. There is no claim, action or proceeding now pending or, to the best knowledge of KGI, threatened before any court, grand jury, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body involving KGI which will or may reasonably be expected to prevent or hamper the consummation of the transactions contemplated by this Agreement.

         2.19    Officers, Directors, Employees and Consultants.  Set forth on
Schedule 2.19 is a complete list of: (a) all directors of KGI; (b) all officers (with office held) of KGI; (c) all key employees of KGI; and (d) all business consultants to KGI; together, in each case, with the current rate of compensation payable to each.

         2.20 Indebtedness to and from Officers, Directors and Others. Except as set forth on Schedule 2.20: (a) KGI is not indebted to any shareholder, director, officer, employee or agent of KGI except for amounts due as normal salaries, wages, employee benefits and bonuses and in reimbursement of ordinary expenses on a basis consistent with the past practices of KGI; and
(b) no shareholder, director, officer, employee or agent of KGI is indebted to KGI except for advances for ordinary business expenses on a basis consistent with the past practices of KGI.

         2.21 Affiliated Transactions. Except as set forth on Schedule 2.21 no director, officer, executive employee or affiliate of KGI or any individual related by blood, marriage or adoption to any such individual or any entity in which any such individual or entity is known by KGI to own any material beneficial interest, is a party to any agreement, contract, commitment or other form of transaction or arrangement with KGI or has any interest in any property used by or in connection with KGI's business.

         2.22    Outside Financial Interests.  Except as set forth on
Schedule 2.22, no director or officer of KGI has any direct or indirect financial interest in any competitor with or supplier or customer of KGI; provided, however, that for this purpose ownership of corporate securities having no more than 5% of the outstanding voting power of any competitor, supplier or customer, which securities are listed on any national securities exchange or authorized for quotation on the Nasdaq National Market, shall not be deemed to be such a financial interest, provided that such person has no other connection or relationship with such competitor, supplier or customer.

         2.23 Payments, Compensation and Perquisites of Agents and Employees. All payments to agents, consultants and others made by KGI have been in payment of bona fide fees and commissions and not as bribes or illegal or improper payments. KGI has properly and accurately reflected on its books and records: (a) all compensation paid to and perquisites provided to or on behalf of its agents and employees; and (b) all compensation and perquisites which are due and payable to such persons but which have not been paid or provided. Such compensation and perquisites have been properly and accurately disclosed in the financial statements and other public or private reports, records or filings of KGI, to the extent required by Law.

         2.24 Labor Agreements, Employee Benefit Plans and Employment Agreements. Schedule 2.24 identifies each Employee Plan/Agreement (as hereinafter defined) covering any employee or former employee outside of the United States ("International Plan"). KGI has furnished AMC with copies of each International Plan. Each International Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to qualified plans where such International Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities. According to the actuarial assumptions and valuations most recently used for the purpose of funding each International

Plan, as of the Effective Date the total amount or value of the funds available under such International Plan to pay benefits accrued thereunder or segregated in respect of such accrued benefits, together with any reserve or accrual with respect thereto, exceeded the present value of all benefits (actual or contingent) accrued as of such date of all participants and past participants therein who are employees of former employees of KGI. From and after the Effective Date, AMC (or the Surviving Corporation) shall have the full benefit of any such funds, accruals or reserves. As used herein, "Employee Plans/Agreements shall mean all pension, thrift, savings, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, consulting, stock appreciation, stock option, stock purchase, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, whether or not written, and any, whether written or unwritten, employment or consulting contracts, "golden parachutes," union collective bargaining agreements, works council or similar agreements, severance agreements or plans or vacation and sick leave plans, programs, arrangements and policies.

         2.25 Labor Disputes; Unfair Labor Practices. There is neither pending nor, to the best knowledge of KGI or the Principal shareholders, threatened any labor dispute, strike or work stoppage which affects or which reasonably may be expected to affect the Business Condition of KGI.

         2.26 Insurance Policies. Set forth on Schedule 2.26 is a list of all insurance policies and bonds in force covering or relating to the properties, operations or personnel of KGI. All of such insurance policies are in full force and effect and such policies or substantially equivalent policies will continue in full force and effect for the benefit of the Surviving Corporation following the Merger with respect to claims and occurrences relating to pre-Merger periods, and KGI is not in default with respect to any of its obligations under any of such insurance policies.

         2.27 Guarantees. KGI is not a guarantor, indemnitor, surety or accommodation party or otherwise liable for any indebtedness of any other person, firm or corporation, except as endorser of checks received and deposited in the ordinary course of business.

         2.28 Product Warranties. Since January 1, 1993, no product warranty or similar claims have been made against KGI except routine claims. No person or party (including, but not limited to, Government agencies of any kind) has any valid claim, or valid basis for any action or proceeding, against KGI under any Law relating to unfair competition, false advertising or other similar claims arising out of product warranties, guarantees, specifications, manuals or brochures or other advertising materials used by KGI.

         2.29 Product Liability Claims. Since January 1, 1993, KGI has never received notice or information as to any claim or allegation of personal injury, death, or property or economic damages, any claim for punitive or exemplary damages, any claim for contribution or indemnification, or any claim for injunctive relief in connection with any product manufactured, sold or distributed by, or in connection with any service provided by, KGI. KGI has in full force and effect insurance of the type and amount adequate to cover all claims of the sort described in this Section.

         2.30 Bank Accounts. Set forth on Schedule 2.30 is a list of all bank accounts, investment accounts and safe deposit boxes maintained by KGI, together with the names of all persons who are authorized signatories or have access thereto or control thereover.

         2.31 Books and Records. The books of account, stock record books and minute books and other corporate records of KGI are in all respects complete and correct, have been maintained in accordance with good business practices and the matters contained therein are accurately reflected on the Financial Statements, to the extent appropriate.

         2.32 Full Disclosure. No representation or warranty of KGI herein and no statement, information or certificate furnished or to be furnished by or on behalf of KGI or its counsel, accountants or other agents pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.


                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF AMC AND MERGERCO

         AMC and MergerCo hereby make the following representations and warranties, each of which shall survive the Effective Date and the Merger as provided in Section 5.3.

         3.1 Corporate Organization, Qualification and Power.
Each of AMC and MergerCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of AMC and MergerCo has all requisite corporate power and authority to own, lease and use its assets and properties and to conduct the business in which it is engaged.

         3.2 Capitalization.

             (a) AMC. The entire authorized capital stock of AMC consists of 100,000,000 shares of AMC Common Stock, of which 4,845,586 shares will be outstanding immediately prior to the Effective Date. There are no outstanding subscriptions, rights, options, warrants, conversion privileges or agreements of any kind entitling any person or entity to acquire from AMC any shares of AMC Common Stock or any other type of security of AMC.

             (b) MergerCo. The entire authorized capital stock of MergerCo consists solely of 1,000 shares of Common Stock, par value $.01 per share, of which 1,000 shares are issued and outstanding. AMC owns all of the issued and outstanding capital stock of MergerCo.

         3.3 Corporate Power and Authority.

             (a) Each of AMC and MergerCo has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of AMC and MergerCo have been duly authorized by all requisite corporate action, except for the filing of the Certificates of Merger pursuant to Section 1.2 above. This Agreement constitutes the valid and binding obligation of AMC and MergerCo, enforceable in accordance with its terms.

             (b) Neither AMC nor MergerCo is a party to, subject to or bound by any note, bond, mortgage, indenture, deed of trust, agreement, lien, contract or other instrument or obligation or any statute, law, rule, regulation, judgment, order, writ, injunction, or decree of any court, administrative or regulatory body, governmental agency, arbitrator, mediator or similar body, franchise or license, which would (i) conflict with or be breached or violated or the obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both) by the execution, delivery or performance by either of AMC or MergerCo of this Agreement or (ii) prevent the carrying out of the transactions contemplated hereby. Except for compliance with the provisions of applicable federal and state securities laws, no waiver or consent of any third person or governmental authority is required for the execution of this Agreement or the consummation of the transactions contemplated hereby. The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any Lien against AMC or MergerCo or any of their respective properties or assets.

         3.4 The AMC Common Stock. The shares of AMC Common Stock to be issued in connection with the Merger, when delivered hereunder, will be duly authorized, validly issued, and fully paid and nonassessable, and will not be subject to any preemptive rights of AMC's shareholders.

         3.5 SEC Reports. AMC has filed in a timely manner with the United States Securities and Exchange Commission (the "SEC") all reports and other documents required by the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the Securities Act of 1933, as amended (the "1933 Act"), since April 21, 1994 (the "SEC Reports"). As of their respective dates of filing, the SEC Reports (including all exhibits and schedules therein and documents incorporated by reference therein) (i) complied as to form in all material respects with all requirements of applicable law, including the 1933 Act and the 1934 Act, as appropriate, and the rules and regulations thereunder, and
(ii) did not contain any untrue statement of, or omit to state, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

         AMC and MergerCo, on the one hand, and KGI, on the other hand, hereby covenant and agree with each other as follows:

         4.1 Definition. As used in this Article IV, "Registrable Stock", at the time reference is made thereto, shall mean all shares of AMC Common Stock issued to the shareholders of KGI in connection with the Merger, the sale or disposition of which shares then requires registration under the 1933 Act.

         4.2  Piggy-Back Registration.    If at any time prior to the third
anniversary of the Effective Date, AMC proposes to file a registration statement to register shares of its common stock (other than shares of its common stock issued with respect to any acquisition or any employee stock option, stock purchase or similar plan) under the 1933 Act for sale to the public in a manner or on a form which would permit registration of the Registerable Stock for sale to the public under the 1933 Act, AMC will, each such time, give written notice to each holder of such shares at its address as shown on the stock transfer records of AMC of its intention to do so ("Notice of Intent") and, upon the written request of any holder of such shares (any such holder hereinafter a "Seller" and such requests hereinafter collectively a "Registration Right) made within 15 calendar days after the giving of any such notice by AMC, AMC will use its best efforts to cause all of the Registerable Stock with respect to which it has received a Registration right within the time permitted which shall be not less than 25,000 shares individually and 100.000 shares in the aggregate (both such figures being subject to adjustment in respect of any stock split or other change in the outstanding shares of common stock of AMC)(hereinafter referred to as the "Rights Stock") to be registered under the 1933 Act to the extent requisite to permit the disposition by each Seller of the Rights Stock to be so registered; provided, however, AMC need not include any or all of the Rights Stock in such registration statement if and to the extent that (a) in the opinion of counsel to AMC the Rights Stock may be sold pursuant to the exemption afforded by Rule 144 promulgated by the SEC pursuant to the 1933 Act or (b) the managing underwriter, if any, of the offering to which such registration statement relates advises AMC in writing that the inclusion of such shares may interfere with the orderly sale and distribution of the security proposed to be offered under such registration statement; provided, further, that if AMC is able only to include some but not all of the Rights Stock. then the shares to be included by each Seller and the other parties whose shares of AMC Common Stock were intended to be sold pursuant to such registration statement (but not AMC) shall be reduced proportionately. Notwithstanding the provisions of this Section 4.2, AMC shall have the right at any time after it shall have given written notice of a proposed registration as provided herein (irrespective of whether it shall have received a Registration Right) to elect not to file any such proposed registration statement, or to withdraw the same after filing but prior to the effective date thereof.

         4.3 Registration Expenses.   The costs and expenses (other than
underwriting discounts and commissions) of all registrations and qualifications under the 1933 Act and of all other actions AMC is required to take or effect in connection with the registration rights described herein, shall be paid by AMC (including, without limitation, all registration and filing fees, printing expenses, fees and expenses of complying with Blue Sky laws, and fees and disbursements of counsel for AMC and of AMC's independent public accountants); provided, however, that fees and expenses of complying with Blue Sky laws in those states where shares of Registrable Stock and no other securities of AMC covered by the registration statement will be offered for sale, shall be paid by the Sellers whose shares of Registrable Stock are covered by the Registration Statement.

         4.4 Registration Procedures. If and whenever AMC is required to effect the registration of any shares of Registrable Stock under the 1933 Act in accordance with the registration rights described herein, AMC will promptly:

                 i) prepare and file with the SEC a registration statement with respect to such shares of Registrable Stock and use its best efforts to cause such registration statement to become effective;

                 ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all such shares of Registrable Stock until such time as all of such shares have been disposed of in accordance with the intended methods of disposition by the Sellers, but in no event for a period of more than nine months after such registration statement becomes effective;

                 iii) furnish to each Seller such number of copies of such registration statement and of each such amendment and supplement thereto and such number of copies of the prospectus included in such registration statement as shall reasonably be requested by each;

                 iv) use its best efforts to register or qualify the shares of Registrable Stock covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions within the United States of America (including territories and commonwealths thereof) as each Seller shall reasonably request, except that AMC shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any jurisdiction;

                 v) notify each Seller when a prospectus relating to the Rights Stock included in such registration statement is required to be delivered under the Act within the period mentioned in subdivision (ii) of this paragraph, of the happening of any event as a result of which such prospectus, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (and upon receipt of such notice and until a supplemented or amended prospectus as set forth below is available, the Sellers shall not offer or sell any securities covered by such registration statement and shall return all copies of such prospectus to AMC if requested to do so by it); and

                 vi) furnish to each Seller, at the time of the disposition of any Rights Stock, a signed copy of an opinion of counsel to the effect that:
(a) a registration statement covering such shares has been filed with the SEC under the Act and has been made effective by order of the SEC, (b) said registration statement and the prospectus contained therein comply as to form in all material respects with the requirements of the Act, (c) no stop order has been issued by the SEC suspending the effectiveness of such registration statement and (d) the applicable provisions of the securities or Blue Sky laws of each state in which AMC shall be required, pursuant to clause (iv) of this paragraph, to register or qualify such shares, have been complied with, assuming the accuracy and completeness of the information furnished to such counsel with respect to each filing relating to such laws; it being understood that such opinion may contain such qualifications and assumptions as are customary in the rendering of similar opinions, and that such counsel may rely, as to all factual matters treated therein, on certificates of AMC.

         AMC may require each Seller to furnish AMC such information regarding such Seller's identity and its intended distributions of Registrable Stock as AMC may from time to time reasonably require in writing and as shall be required by law to effect such registration.

         4.5 Availability of Information. AMC will use its best efforts to comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act to the extent it shall be required to do so pursuant to such Sections, and at all times while so required shall use its best efforts to comply with all other public information reporting requirements of the SEC (including reporting requirements which serve as a condition to utilization of Rule 144 promulgated in effect and relating to the availability of an exemption from the 1933 Act for the sale of any shares of Registrable Stock). AMC will also cooperate with the Sellers in supplying such information and documentation as may be necessary for them to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the 1933 Act for the sale of any shares of Registrable Stock.

         (7) Indemnity. AMC shall indemnify and hold harmless each Seller in accordance with these registration rights provisions from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in a registration statement or any post-effective amendment thereto or any registration statement under the securities laws, or any prospectus included therein required to be filed or furnished in connection with these registration rights provisions or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to AMC by such Seller expressly for use therein; provided, however, that AMC shall not be obliged to so indemnify any such Seller unless such Seller shall at the same time indemnify AMC its directors, each officer signing the related registration statement and each person, if any, who controls AMC within the meaning of such law, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished in connection with these registration rights provisions or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to AMC by any such Seller expressly for use therein.


                                    ARTICLE V
                                 INDEMNIFICATION

         5.1 Indemnification by Principal Shareholders. The Principal Shareholders agree to indemnify and hold AMC and the Surviving Corporation and their respective affiliates, shareholders, directors, officers, successors, permitted assigns, or agents (the "Indemnified Parties"), harmless from and against, after the Effective Date, any claims, losses, damages, liabilities, expenses or costs (including reasonable legal and other fees and expenses incurred in connection with the enforcement of this Agreement and taking into account the tax effect thereof) ("Losses") resulting from or arising out of any breach of or default under KGI's or the Principal Shareholders' representations, warranties, covenants and agreements contained herein; provided, however, that such indemnification shall be severable only in proportion to, and shall be limited to the shares of AMC Common Stock received by each upon consummation of the Merger or the value thereof (such value to be equal to the average closing bid and asked price of AMC's Common Stock during the five trading days immediately following the Merger. The Principal Shareholders shall also be deemed to have waived any right of contribution or other similar right against the Surviving Corporation arising out of KGI's representations, warranties, covenants and agreements contained herein.

         5.2 Indemnification by AMC. AMC agrees to indemnify and hold each of the shareholders of KGI who receive shares of AMC Common Stock upon consummation of the Merger harmless from against, after the Effective Date, all Losses resulting from or arising out of any breach of or default under AMC's or MergerCo's representations, warranties, covenants and agreements contained herein.

         5.3 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any exhibit, statement, Schedule, certificate, instrument or any document delivered pursuant hereto shall survive the Closing and shall remain in effect for a period of one year after the Effective Date and shall thereupon terminate and be of no further force or effect. In the case of any representation, warranty and agreement of KGI contained in Sections 2.9, the same shall survive until the later of (a) the final resolution of any judicial or administrative proceeding involving any such Tax or (b) expiration of any applicable statute of limitations (including any suspensions, tollings or extensions thereof). In the case of a representation or warranty made by any party hereto which is not true when made and which was made by such party fraudulently or with intent to defraud or mislead, the same shall survive without limitation as to time. All rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies under Law. All representations and warranties hereunder shall be deemed to be material and relied upon by the parties with or to whom the same were made, notwithstanding any investigation or inspection made by or on behalf of such party or parties.


                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 Assignment; Binding Agreement. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned by any party without the prior written consent of the other party hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective successors and permitted assigns.

         6.2 Amendments. This Agreement may be amended with the approval of the Boards of Directors of the parties hereto (or any officer of any such party authorized by its Board of Directors to approve such amendment) provided that no amendment prior to the Effective Date which would materially adversely affect the shareholders of KGI may be made without the further approval of such shareholders.

         6.3 Entire Agreement and Modification. This Agreement, including the Schedules delivered hereunder, the other agreements and documents delivered pursuant hereto constitutes the entire agreement between the parties. No changes of, modifications of, or additions to this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

         6.4 Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either by courier or fax delivery to the party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this Section for, or such other address as may be designated in writing hereafter by, such party:

             (a) If to AMC or MergerCo:

                 Asia Media Communications, Ltd.

                 with a copy to:

                 Bryan Cave LLP
                 245 Park Avenue
                 New York, NY 10167
                 Attention:  Steven A. Saide
                 Telephone: (212) 692-1852
                 Facsimile: (212) 692-1900

             (b) If to KGI:

                 c/o Kremlyovskaya Group N.V.
                 Von Putlei 41
                 2018 Antwerp, Belgium

                 Attention:
                 Telephone:
                 Facsimile:

              (c) If to the Principal shareholders:



                 Attention:
                 Telephone:
                 Facsimile:

         6.5 Severability. If any provision of this Agreement shall be determined to be contrary to law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms to the fullest extent permitted by applicable law.

         6.6 Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         6.7 Headings; Interpretation. The table of contents and article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. All parties hereto have participated substantially in the negotiation and drafting of this Agreement and each party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

         6.8.    Governing Law, Jurisdiction and Venue.

         (a) This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without reference to its principles of choice of law.

         (b) The parties agree that any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in a Federal or state court located in the Southern District of New York as the case may be, and each party hereto waives any objection which such party may now or hereafter have to the laying of venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against such party when transmitted in accordance with Section 9.4 hereof. Nothing contained herein shall be deemed to affect the right of any party hereto to serve process in any manner permitted by law.

         6.9 Payment of Fees and Expenses.

             (a) AMC and MergerCo shall pay all fees and expenses of their counsel, accountants and other experts and all other expenses incurred by them incident to the negotiation, preparation and execution of this Agreement, the Registration Statement and the consummation of the transactions contemplated hereby.

             (b) KGI shall pay all fees and expenses of KGI's counsel, accountants and other experts and all other expenses incurred by KGI incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

         6.10 No Third Party Beneficiaries. Nothing herein shall grant or create in any person not a party hereto, or any such person's dependents or heirs, any right to be offered or to continue employment or to receive any other benefits, and no such party shall be entitled to sue any party to this Agreement with respect hereto.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.


                                      ASIA MEDIA COMMUNICATIONS, LTD.

                                      By: /S/ IAN RICE
                                          -------------------------------------
                                          Chairman

                                      AMC MERGER CO., INC.

                                      By: /S/ IAN RICE
                                          -------------------------------------
                                          President

                                      KREMLYOVSKAYA GROUP, INC.

                                      By: /S/ BRIAN JELLEY
                                          -------------------------------------
                                          President

                                      /S/ RICCARDO FANCHINI
                                      -----------------------------------------
                                      Riccardo Fanchini


                                      /S/ ROBERT GASPAR
                                      -----------------------------------------
                                      Robert Gaspar

                                  Schedule 2.3
                                  ------------

List of subsidiaries

1.  Germany

    KREMLYOVSKAYA Getranke und Handels GmbH
    Reichenbachstrabe 32a
    80169 Munchen

    Incorporated under the laws of Germany to do business in Germany. Issued and outstanding capital DM 200,000 (approx. US$ 136,700). KG holds 50% of this capital.

2.  Romania

    KREMLYOVSKAYA ROMANIA S.R.L.
    Sos Electronicu nr 19, Sector 2, Bucharest, Romania

    Incorporated under the laws of Romania to do business in Romania. Issued and outstanding capital LEI 210,000,000 (US$ 120,000). Represented by 200 shares. Shares held by KG 45 shares representing 22.5% of the capital.

3.  Belgium

    KREMLYOVSKAYA GROUP N.V.

    Van Putlei 41
    2018 Antwerp
    Belgium

    Incorporated under the laws of Belgium. Issued and outstanding shares owned by Kremlyovskaya Group, Inc., a Delaware corporation.

                                  Schedule 2.5
                                  ------------

Financial Statements

a)  Audited Statements attached for year ended 31st December 1994.
b)  Unaudited Statements attached for year ended 31st December 1995.


Note
- ----

There are interests in companies in Germany and Romania as per Schedule 2.3. Company law requirements and accountancy practice in Belgium require that those interests be consolidated into the accounts of Kremlyovskaya Group N.V. Antwerp within 6 months of that company's year end date of 31st December 1995.


Kremlyovskaya Group nv

                                         Results on December 31 1995

                                                                                                     20,03,96


Balance sheet (expressed in US$)                        rate S/BEF  29,445

ASSETS                                                  LIABILITIES

Current assets                                          Current liabilities
- --------------                                          -------------------

Cash and deposits                  254788               Trade crediters                    9321009
Trade receivables                18949317               Taxes 95                           2903039
Stock in hand                     2624112               Loans due - year                   3789911
Notes - 1 year                    1197304  23025522     Wages/holiday                       112725
                                 --------               Interest payable                      5731  16132416
                                                                                           -------
Fixed assets
- ------------

Plant/equipment/machines/cars      455362               Loans + 1 year                      718581
Real estate                       3258568               --------------
Notes + 1 year                    1285703   4999634     Discount on capital gain            145000
                                 --------               ------------------------

Intangible assets                   12842               Shareholders equity
                                                        -------------------
                                                        Issued capital at par              5264052
                                                        Retained earnings                   363749
                                                        Profit 95                          5414199  11042000
                                 --------                                                           --------
                                 28037997                                                           28037997
                                 --------                                                           --------
                                                                                                           0

Kremlyovskaya Group nv

                           Results on December 31 1995

20,03,96

Profit & losses account (expressed in US$)

                                         rate $/BEF        29,445

Turnover                                   51190541
Cost of sales                             -39016918
                                         ----------

Gross profit                                               31,20%      12173624

Other income                                                             136107

Charged to Benitex           11191429
Advert/exchange/bond        -11191429                                         0

Selling & marketing cost                    2098466
Overhead                                    2036410
Salaries & Staff                            1444997
Depreciations                                309688
Taxes & costs                                111167                    -6000729
                                            -------
Interest/bank charges/
  foreign exchange                                                         5012
                                                                      ---------
Net income before taxes                                                 6314014

Taxes payable                                                          -3046048
                                                                      ---------

Net after taxes                                                         3267965

Other income/capital gain                                               2146234

                                                                      ---------
Net total income 1995                                                   5414199
                                                                      =========
                                                                              0

                                                SCHEDULE 2.5

           KREMLYOVSKAYA GROUP nv                                                           December 31, 1995
           13,03,96

BALANCE                                                                                  29,445 RATE 31,12,95


                                                                   BALANCE USD              BALANCE BEF
ACC        NAME                                               ASSETS    LIABILITIES    ASSETS    LIABILITIES
- ---------  -----------------------------------------------  ----------  -----------  ----------  -----------

   000001  GUARANTEE CUSTOMS GERMANY                            186789                  5500000
   000002  GUARANTEE RABO                                                    186789                  5500000
   100000  ISSUED CAPITAL                                                   5264052                155000000
       10  TOTAL                                                            5264052                155000000

   130000  LEGAL RESERVES                                                    304672                  8971054
   132000  UNTAXED RESERVES                                                 2146234                 63195850
   133000  RESERVES AVAILABLE FOR DISTRIB                                   3327043                 97964787
       13  TOTAL                                                            5777948                170131691

   172003  FINANCING BMW (BBL)                                                32365                   952979
   172101  LEASING COPIER (JVBR)                                               6984                   205648
   173000  MORTGAGE VAN PUTLEI                                               679232                 20000000
       17  TOTAL (payable + 1 year)                                          718581                 21153627
        1  TOTAL                                                           11760581                346290318

   211000  CONCESSIONS, PATENTS                                  21403                   630200
   211009  DEPRECIATION PATENTS                                                8561                   252080
       21  TOTAL                                                 12842                   378120

   220000  LAND VALUE                                           899436                 26483900
   221000  BUILDING VAN PUTLEI                                 2315218                 68171600
   221009  DEPRECIATION BUILDING V. PUTLEI                                   115761                  3408580
   221010  RENOVATION VAN PUTLEI                                199593                  5877027
   221019  DEPRECIATION RENOVATION V. PUTLEI                                  39919                  1175407
       22  TOTAL                                               3258568                 95948540

   230000  MACHINERY AND EQUIPMENT                              150858                  4442021
   230009  DEPRECIATION MACH. EQUIPMENT                                       42449                  1249903
   230010  EQUIPMENT V. PUTLEI                                    2602                    76604
   230019  DEPRECIATION EQUIPMENT V. PUTLEI                                     520                    15321
   230020  INSTALLATION EQUIPM. VLADIMIR                        205568                  6052937
   230029  DEPRECIATION EQUIPM. VLADIMIR                                      68522                 27017645
       23  TOTAL                                                247536                  7288693

   240000  FURNITURE                                            204400                  6018583
   240009  DEPRECIATION FURNITURE                                             50540                  1488151
       24  TOTAL                                                153860                  4630412

   252000  VEHICLES                                              57056                  1680000
   252009  DEPRECIATION VEHICLES                                              11411                   336000
   252100  OFFICE ASSETS UNDER LEASING                           10402                   306300
   252109  DEPREC. OFFICE EQUIPM. LEASING                                      2080                    61260
       25  TOTAL                                                 53966                  1589040

           KREMLYOVSKAYA GROUP nv                                                           December 31, 1995
           13,03,96

BALANCE                                                                                  29,445 RATE 31,12,95

   280010  SHARES KREMLYOVSKAYA GETRANKE                         69831                  2056177
   288000  DEPOSIT IN CASH                                        2776                    81737
   288001  GUARANTEE CAR IBL                                     19481                   573610
   288003  GUARANTEE POLMOS                                     193615                  5701000
       28  TOTAL                                                286703                  8412524

   290000  GREENMORE PROPERTY LTD.                             1000000                 29445000
       29  TOTAL (receivable + 1 year)                         1000000                 29445000
        2  TOTAL                                               5012475                147592329

   340000  GOODS PURCHASED FOR RESALE                          2461864                 72489593
   340009  (STOCK) CAR TO SELL                                  162248                  4777394
           34 TOTAL                                            2624112                 77266987
           3 TOTAL                                             2624112                 77266927

   400000  TRADE DEBTORS                                      16273406                479170431
   400010  SUPPLIERS ADVANCE                                   1255119                 36956973
   400400  INVOICES TO BE DRAWN UP                              420792                 12390231
   401000  GREENMORE PROPERTY LTD.                             1000000                 29445000
       40  TOTAL (receivable - 1 year)                        18949317            0   557962635            0

   411000  VAT RECOVERABLE                                      345893                 10184815
   411001  VAT RECOVERABLE IBL LUX.                              27593                   812469
   411002  VAT RECOVERABLE GERMANY                               24095                   709468
   411003  VAT RECOVERABLE ITALY                                 20164                   593717
   411004  VAT RECOVERABLE NETHERLANDS                            1099                    32372
   411005  VAT RECOVERABLE FRANCE                                11974                   352564
   411006  VAT RECOVERABLE SWITZERLAND                           20363                   599586
   411007  VAT RECOVERABLE U.K.                                   4104                   120856
   413000  RECOVERABLE PBC HOLDING                                4901                   144313
   414000  ADVANCE ANOPINO                                      205977                  6064989
   416100  LOAN KREMLYOVSKAYA GETRANKE                          146773                  4321730
   416110  LOAN KREMLYOVSKAYA POLGKA                             34485                  1015420
   416130  LOAN HANS DANSER                                      34949                  1029078
   416140  LOAN ROGER FRITZ                                      17455                   513962
   416150  LOAN TIME MOTIONS                                     96859                  2852000
   416600  R/C FANCHINI RICARDO                                  62138                  1829652
   416670  R/C PARTNERS CASTLE DRIVE                             40660                  1193998
       41  TOTAL                                               1099371                 32370989

   422203  FINANCING BMW (BBL)                                                14971                   440831
   422302  LEASING PHOTOCOPIER (JVBR)                                          1868                    54996
   423000  MORTGAGE VAN PUTLEI                                                84004                  2500000
   424210  BBL - TAXES PAYMENTS                                               47564                  1400532
       42  TOTAL (payable in - 1 year)                                       149307                  4396359









           KREMLYOVSKAYA GROUP nv                                                           December 31, 1995
           13,03,96

BALANCE                                                                                  29,445 RATE 31,12,95

   433191  RABO BANK BEF                                                    1993784                 58706963
   433192  RABO BANK USD                                                    1548891                 45607090
   439000  LOAN KASIMIR                                                       96519                  2842000
   439030  R/C MR TILIPMAN                                                     1410                    41532
                                                                            3640604                107197585

   440000  SUPPLIERS                                                        7393868                217712457
   440010  CUSTOMERS CREDIT                                                    1000                    29445
   444000  INVOICES TO BE RECEIVED                                          1941008                 57152988
   444100  CREDIT NOTES TO RECEIVE                               14868                   437788
       44  TOTAL                                                            9321009           0    274457102

   450095  INCOME TAX PAYABLE OVER 1995                                     2903039                 85479989
   455000  SALARY PAYABLE                                                      1023                    30111
   456000  PROVISION HOLIDAY PAY                                             111703                  3289088
       45  TOTAL                                                            3015765                 88799188

   471000  DIVIDENDS CURRENT YEAR                                                 0                        0
                                                                                  0                        0

   490000  DEFERRED CHARGES                                      88269                  2010184
   492000  ACCRUED CHARGES                                                     5731                   168744
   492001  ACCRUED INTERESTS ON C/A                              13018                   383305
   492003  DISCOUNT ON SELLING SHARES BENITEX                                145000                  4269525
   498000  DEPOSIT RALLY MONTE CARLO                             16646                   490150
       49  TOTAL                                                 97933       150731     2883639      4438269
        4  TOTAL                                              20146621     16277416   593217263    479288603

   530110  BBL BANK 0 MONTHS                                     55939                  1647137
       53  TOTAL                                                 55939                  1647137

   550110  BBL BANK BEF                                          60045                  1768012
   550120  BBL BANK USD                                           2136                    62903
   550140  BBL BANK DEM                                          10837                   319089
   550150  AMRO BANK BEF                                          2853                    83998
   550160  AMRO BANK USD                                           932                    27452
   550193  RABO BANK DEM                                        111725                  3289737
       55  TOTAL                                                188527            0     5551191            0

   570000  CASH IN HAND                                          10321                   303914
       57  TOTAL                                                 10321                   303914
        5  TOTAL                                                245788            0    7502242d            0

           TOTAL BALANCE                                      28037997     28037997   825578821    825678821
                                                                                  0                        0

           KREMLYOVSKAYA GROUP nv                                                           December 31, 1995
           13,03,96

BALANCE                                                                                  29,445 RATE 31,12,95

PROFIT AND LOSS ACCOUNT                                                                    29,445 rate 9/2/96
                                                                 PROFIT AND LOSS ACCOL PROFIT AND LOSS ACC
ACCNO      NAME                                                DEBIT       CREDIT       DEBIT       CREDIT
- ---------  -----------------------------------------------  ----------  -----------  ----------  -----------
   601010  PURCHASE BOTTLES                                    1218565                 35880647
   601020  PURCHASE BOTTLE CAPS                                  01556                  1812502
   601030  PURCHASE ALCOHOL                                     260218                  7662110
   601040  PURCHASE PACKAGING MATERIAL                          122546                  3608375
   602090  PURCHASE SERVICES                                    639038                 18816475
   604010  PURCHASE WINES & SPIRITS                           28119495                827978526
   604019  CORRECTION STOCK                                                 2461864                 72489593
   604020  PURCHASE SIGARS                                       38226                  1125565
   604030  PURCHASE SUNDRIES                                    147298                  4337193
   604031  PURCHASE SUNDRIES GLASSES                            251005                  7390848
   604032  PURCHASE COOLERS                                     335834                  9888645
   604040  PURCHASE SWEETS                                      181563                  5346134
   604060  PURCHASE BEER                                       3087918                 90923759
   604080  PURCHASE JUICE                                       560699                 16509783
   604090  PURCHASE PUBLICITY MATERIAL                          294641                  8675714
   606000  COSTS ON PURCHASE                                     43275                  1274231
   606010  TRANSPORT INSURANCE                                  213476                  6285795
   606020  FREIGHT CHARGES                                     5829261                171642580
   606030  CLEARANCE CHARGES                                     37003                  1089550
   606031  CUSTOMS GERMANY                                       32857                   967461
   606040  WAREHOUSING AND STORAGE                                4308                   126840
       60  TOTAL                                              39016918            0  1148853140            0

   611120  OFFICE RENT AND CHARGES                              104085                  3064786
   611121  RENT HQ WILRIJK                                       53551                  1576801
   611320  MAINTENANCE & REPAIR OFFICE                           43867                  1291658
   611321  MAINT. & REPAIR VAN PUTLEI                            38133                  1122816
   611322  MAINT. & REPAIR EQUIPMENT                              2032                    59845
   611331  MAINTENANCE OFFICE MACHINERY                           2429                    71533
   611350  MAINTENANCE VEHICLES                                  92790                  2732195
   612130  ELECTRICITY                                            6220                   183138
   612210  MAINTENANCE PRODUCTS                                   2808                    85343
   612300  BOOKS & MAGAZINES                                       476                    14019
   612400  STATIONERY                                            19571                   576276
   612410  PRINTED MATTER                                         7444                   219199
   612420  COMPUTER CHARGES                                       9572                   281844
   612600  FUEL (VEHICLES)                                       10394                   306039
   613210  FEES COUNCIL                                          59897                  1763668
   613220  FEES NOTARY PUBLIC                                    97123                  2859800
   613221  EXECUTION COSTS                                         128                     3780
   613250  FEES EXPERTS                                            408                    12000
   613260  FEES ACCOUNTANT                                       72808                  2143835
   613261  FEES REVISOR                                           6792                   200000
   613310  SOCIAL SECRETARY                                       2382                    70142
   613390  RENTED SERVICES                                      684888                 20166524
   613391  RENTAL CARS (STAFF)                                   71429                  2103236
   613392  RENTAL CARS (VISITORS)                                 3303                    97265
   613510  FIRE INSURANCE                                         4432                   130512

BALANCE                                                                                  29,445 RATE 31,12,95

   613530  INSURANCE VEHICLES                                    36467                  1073785
   613580  LEGAL PUBLICATIONS                                      393                    11568
   615100  TRANSPORT STAFF                                         891                    26246
   615110  RESTAURANT COSTS (BELGIUM)                            25556                   752510
   615120  RESTAURANT COSTS (FOREIGN)                            40995                  1207096
   615140  BUSINESS TRAVEL (FOREIGN)                            255211                  7514688
   615141  BUSINESS TRAVEL (VISITORS)                            92132                  2712839
   615200  ADVERTISING                                           42498                  1251363
   615210  PROMOTION                                           2055968                 80537983
   615230  PUBLICITY GIFTS                                         212                     6245
   615240  REPRESENTATION COSTS                                    178                     5255
   615400  MEMBERSHIP FEES                                        5802                   170834
   615600  OTHER SALES CHARGES                                    3932                   115768
   616100  POST COSTS                                             5490                   161667
   616110  COURIER COSTS                                         36076                  1062263
   616120  DHL COSTS                                               276                     8120
   616200  TELEPHONE                                            135023                  3975755
   616400  TV COSTS                                                720                    21213
       61  TOTAL                                               4134877                121751452

   620000  RENUMERATION DIRECTORS                               255836                  7533096
   620005  CHARGES DIRECTORS                                      1600                    47113
   620200  RENUMERATION (EMPLOYEES)                             631830                 18604247
   620300  RENUMERATION MANUAL WORKERS                           15487                   456000
   621000  EMPLOYERS CONTRIB. SOC. SECURITY                     187669                  5525607
   621310  INSURANCE EMPLOYEES                                    6433                   189422
   623000  OTHER PERSONNEL CHARGES                                2462                    72479
   623220  CANTEEN                                                5842                   172027
   623231  TRANSPORT CHARGES EMPLOYEES                            6442                   189686
   623260  DOUBLE HOLIDAY PAY                                    69223                  2038260
   623290  GROUP INSURANCE                                      262114                  7717949
   623314  MEDICAL INSPECTION                                       70                     2056
       62  TOTAL                                               1444997                 42547942

   630211  DEPRECIATION PATENTS                                   4281                   126040
   630220  DEPRECIATION BUILDINGS                               115761                  3408580
   632210  DEPRECIATION RENOVATION V. PUTL.                      39919                  1175407
   630230  DEPRECIATION MACHINERY & EQUIPM.                      26314                   774805
   630231  DEPRECIATION ASSETS VAN PUTLEI                          520                    15321
   630232  DEPRECIATION EQUIPMENT VLADIMIR                       68522                  2017645
   630240  DEPRECIATION OF FURNITURES                            40880                  1203714
   630241  DEPREC. OFFICE EQUIPM. LEASING                         2080                    61260
   630250  DEPRECIATION VEHICLES                                 11411                   336000
       63  TOTAL                                                309688                  9118772

   640100  TAXES ON VEHICLES                                     13023                   383468
   640110  RADIO TAX                                                79                     2316
   640300  FISCAL STAMPS                                            85                     2500
   640400  REGISTRATION COSTS                                      686                    20203
   640410  OFFICIAL FORMALITIES                                   1602                    47173
   640540  OTHER TAXES                                             421                    12400
   640700  V.A.T. NOT RECOVERABLE                                 6208                   182782
   641000  LOSSES ON DISPOSAL CARS                               80545                  2371646
   641010  LOSSES ON PATENTS                                      7309                   215200
   644200  FINES                                                  1210                    35616
   647000  INTEREST CHARGED                                     327885                  9654571

BALANCE                                                                                  29,445 RATE 31,12,95

   647001  EXCHANGE LOSS CHARGED                                175503                  5167684
   647002  PROMOTION COSTS CHARGED                            10688042                314709384
       64  TOTAL                                              11302596                332804943

   653000  CHARGES FOR DISCOUNTS                                   252                     7433
   656000  BANKCOSTS                                             68743                  2024135
       65  TOTAL                                                 68995                  2031568

   670000  INCOME TAX PAID OVER 1995                            141991                  4180921
   670001  PROV TAXES 1995                                     2903039                 85479989
   671093  REGULATION
           INCOME TAXES                                           1018                    29978
       67  TOTAL                                               3046048                 89690888

   680000  TRANSF. TO UNTAXED RESERVES                         2146234                 63195850
       68  TOTAL                                               2146234                 63195850

   691000  TRANSF. TOT LEGAL RESERVE                            270710                  7971054
   692000  TRANSF. TO AVAILABLE RESERVES                       2182177                 64254190
   694000  TRANFS. TO DIVIDENDS                                 815079                 24000000
       69  TOTAL                                               3267965                 96225244    132691723

        6                                                     84738319            0  1906219799            0

   700010  SALES ALCOHOL                                                   46211734               1360704509
   700011  SALES BOTTLES                                                     580021                 17078720
   700012  SALES CAPS                                                         30401                   895172
   700013  SALES ALCOHOL                                                      44703                  1316273
   700020  SALES CIGARS                                                       57353                  1688747
   700030  SALES SUNDRIES                                                    536009                 15782776
   700040  SALES SWEETS                                                      381911                 11245362
   700060  SALES BEER                                                       1915833                 56411695
   700080  SALES JUICES                                                     1126110                 33158297
   700685  CHARGED ON COSTS                                                  222879                  6562685
   700700  CHARGED ON TRANSPORT COSTS                                         83588                  2461248
       70  TOTAL                                                           51190541               1507305484

   741001  SALES SHARES BENITEX                                             2148234                 63195850
   744000  RENTING HOUSEKEEPER                                                 1630                    48000
   745500  CHARGED AUTO COSTS                                                  5550                   163408
   745501  CHARGED YACHT KREMLIN                                              50000                  1472250
   746000  RECUPARATION CAR ACCIDENTS                                         67160                  1977522
   746200  RECUP. INSUR. STAF ACCIDENTS                                        1903                    56029
   747000  INTEREST CHARGED                                                  327885                  9654571
   747001  EXCHANGE LOSSES CHARGED                                           175503                  5167684
   747002  PROMOTION COSTS CHARGED                                         10688042                314709384
       74  TOTAL                                                           13463906                396444698

   751300  INCOME CURRENT ASSETS                                              74007                  2179145
       75  TOTAL                                                              74007                  2179145

   765000  RECUPER. INCOME MODERATION                                          2712                    79849
       76  TOTAL                                                               2712                    79849




BALANCE                                                                                  29,445 RATE 31,12,95

   771094  ADJUSTMENT INCOME TAXES 94                                          7153                   210623
       77  TOTAL                                                               7153                   210623

        7                                                                  64738319               1906219799

           TOTAL PROFIT                                       64738319     64738319  1906219799   1906219799

           BALANCE                                                   0                        0

           CONTROL                                            92776316     92776316  2731798620   2731798620
                                                                     0

           TOTAL PROFIT 1995

           TRANSF. TO UNTAXED RESERVES                         2146231                 63195850
           TRANSF. TOT LEGAL RESERVE                            270710                  7971054
           TRANSF. TO AVAILABLE RESERVES                       2182177                 64254190
           TRANSF. TO DIVIDENDS                                 015079                 24000000
                                                            ----------               ----------
                                                               5414199                159421094
                                                            ----------               ----------

BALANCE SHEET AS AT 31 DECEMBER, 1994

                                                         1,994         1,993
                                                          BEF           BEF
                                                     ------------  ------------

FIXED ASSETS
INTANGIBLE
Concessions and patents                                  719,360             0

TANGIBLE
Plant, machinery and equipment                         1,694,882       811,434
Furniture                                                519,463       494,628
Motor vehicles                                         4,739,203             0
Fixed assets under leases                                      0     1,200,000
                                                     ------------  ------------
                                                       6,953,548     2,506,062

INVESTMENTS                                           43,866,880       826,710
                                                     ------------  ------------

                                                      51,538,788     3,332,772

CURRENT ASSETS

Stock                                                  1,131,810             0
Debtors                                              165,949,314     6,215,666
Cash at bank and in hand                              30,507,347    28,476,700
                                                     ------------  ------------
                                                     197,588,471    34,692,366

CREDITORS (amounts due within one year)             (194,324,557)  (25,922,961)
                                                     ------------  ------------
NET CURRENT ASSETS                                     3,263,914     8,769,105
                                                     ------------  ------------
NET ASSETS                                            54,802,702    12,102,177
                                                     ============  ============

CAPITAL AND RESERVES
Issued Capital                                        10,000,000    10,000,000
revaluation reserve                                   34,002,105             0
Legal reserve                                          1,000,000       200,000
Reserves available for distribution                    9,710,597     1,902,177
                                                     ------------  ------------
                                                      54,802,702    12,102,177
                                                     ============  ============

KREMYLOVSKAYA GROUP NV

Debtors                                                    1,994         1,993

Trade debtors                                        146,742,688     4,088,103
Loans                                                  2,855,480
Other debtors                                          3,516,947     1,252,791
Prepayments                                           12,834,199       874,772
                                                     ------------  ------------
                                                     165,949,314     6,215,666

Creditors

Bank loans and overdrafts                             35,229,744        21,919
Trade                                                 96,622,614    22,672,175
Other loans                                           48,616,238
Hire purchase                                          5,121,664     1,463,069
Other creditors                                                0     1,765,768
Taxation                                               8,734,299
                                                     ------------  ------------
                                                     194,324,557    25,922,961

KREMLYOVSKAYA GROUP nv

                                                            prev.
  Trading Unlimited






Annual Account    December 31, 1994

Report

1.  General remarks

The company Trading Unlimited was founded by deed dated 14 October, 1992, executed by notary public D. Verbert, with office at Antwerpen.
The parties of this partnership deed were:

1.  Trading Unlimited Inc.
Elana Drive, 41 Jackson, New Jersey, United States                           97

2.  Riccardo Fanchini
Luxembourg (Grand Duchy of Luxembourg)
Rue des Girondins 5-7                                                         1

3.  Leonid Baranchuck
Elana Drive, 41 Jackson, New Jersey, United States                            1

4.  Yakov Tilipman
South Orange Avenue, 185, South Orange, United States                         1

being a total of one hundred no-par-ordinary shares, for the subscribed and paid up capital of ten million Belgian Francs.

By deed of 12 April 1995 executed by Notary public D. Verbert at Antwerpen, the extraordinary general assembly decided to change the company's name into:

- - KREMLYOVSKAYA GROUP previously TRADING UNLIMITED

or

- - KREMLYOVSKAYA GROUP - TRADING UNLIMITED

or

- - KREMLYOVSKAYA GROUP

Managing Director:  R. Fanchini, fore mentioned
Kasteeldreef, 57 at 270 Schilde

Members of the Board

- - from foundation till the general assembly of 19 October, 1993:
    L. Baranchuck
    Y. Tilipman, both fore-mentioned
- - as from 19 October, 1993:
    T. Tonley, Konijnenberg, 51, 2180 Ekeren-Antwerpen
    K. Braksator, Ehrenbreiterstreet 61, 8 Munchen (BRD)

Registered office

as from foundation till December 1992:
De Keyserlei 5, Box 17, 2010 Antwerpen
as from 15 December, 1992
Berkenlaan 9a, 2020 Antwerpen

Objects of the company

The company has as main object:

wholesale and retail trade, hire and rental, import and export of and in various products and commodities (...), publicity material (...).

As a change of the objects of the company is planned, I will make up a separate report concerning the assets and liabilities as per 30.1.1995. At the same time there will be an increase of capital of one hundred forty-five million Belgian Francs (145,000,000 BEF) in cash, to bring the total share capital to one hundred fifty-five million Belgian Francs (155,000,000 BEF).


2.  Comments on the assets

II.  Intangible fixed assets (716,360 BEF)

The lists of requested licenses, as well as the applicable depreciations were checked in detail.

It concerns mainly licenses in connection with the brandname (bureau Gevers). Total cost price 1994 amounted to 899,200 BEF to be written off over a period of five years, amounting for 1994: 20% of 899,200 is 179,840 F, leaving a residual value of 719,360 F.


III.  Tangible fixed assets (6,953,548 BEF)

b.  Installation, machines and equipment (1,694,882 BEF)

These installations represent several small purchases spread over 1993 and 1994, as well as the purchase of a work of art in 1994, proved by necessary documents. For this last item no depreciations were applied.

- - purchases 1993  1,028,542  depreciations 93     217,108
                             depreciations 93     217,108
- - purchases 1994    594,445  depreciations 94     118,889
                    625,000  depreciations nihil        0
- ---------------------------------------------------------
total:            2,247,987  depreciations        553,105
residual value    1,694,882

c.  Furniture (519,463 BEF)

- - purchases 1993:   618,000  depreciations 93     123,657
                             depreciations 94     123,657
- - purchases 1994:   185,615  depreciations 94      37,123
- ---------------------------------------------------------
total:              803,900  depreciations        284,437
residual value      519,463

d.  leasing-cars (4,739,202 BEF)

- - purchases 1994: 5,924,003  depreciations 94   1,184,801
  residual value: 4,739,202

  Concerns financing contracts for a Ferrari and a Landrover

IV.  Financial fixed assets (43,865,880 F)

The financial fixed assets comprise:
- - shares in related companies           43,041,970 F
- - other financial fixed assets             823,910 F
                                        ------------
                                        43,865,880 F

Related companies:
- - participation related company          7,304,625 F
- - plus value                            34,092,105 F
- - participation Kremlyovskaya Getranke   1,645,240 F
                                        ------------
                                        43,041,970 F

The two first items relate to the private company under Russian law, founded in 27 April, 1994.

The articles of partnership concerning the foundation and activity of this private trading company:

                                    "BENITEX"

state that the founders,

- - Trading Unlimited nv, corporate body under Belgian law, Antwerp Tower Building, de Keyserlei 5, 2018 Antwerpen

- - Kobatex AG, corporate body under Swiss law, Goethestrasse 61,
  CH-9008 Saint Gallen

decided on 27 April, 1994 to create a private company, with 100 pct foreign capital, on the territory of the Russian federation in the city of Moscou. The contribution of Trading Unlimited represents a value of 250,000 (two hundred and fifty thousand) US-dollars, being 50 pct of the statutory capital. This contribution consists of a cash amount of 7,500 US-dollars, equipment valued at 202,500 US-dollars and other assets for value of 40,000 American Dollars.

The provisional balance dated 31 December 1994 of Trading Unlimited (without taking into account the plus value on the financial fixed assets) gives in connection with participation in BENITEX following account:

- - participation associated companies                              7,304,625 BEF
  being a total of:
    payment (AMRO bank USD)                                         514,800 BEF
    goods supplied                                                6,789,825 BEF

For determination of the plus value I refer to the report dated 25 March, 1995 by Mr. R. Croux, accountant, Kardinaai Sterckxstraat 40, 2530 Boechout.

I quote the following:

"The revaluation was restricted to five times the total of the subscription value, reduced with the not paid up amount, and gives a total of 34,092,105 BEF. On the basis of these details I am of the opinion that the shares of A/O Benitex in portfolio at Trading Unlimited on 31.12.1994 can be revaluated as suggested by the Board of Directors."

The same report, however, also says, I quote:

"In persuance of a business meeting in Moscou in October 1994 between different parties (...) the following pre-agreement has been concluded:
- - Trading Unlimited will become 100% shareholder of Beniteks a/o, and will take over the 50 pct of the other shareholder for the amount of 500,000 USD.
- - Beniteks a/o will obtain 50 pct in the NO CONSTO, with same address.
  This company has a long-term concession with the city of Moscou for warehouses with a space of 50,000 m2 and a total land surface of about 110,000 m2. The exact juridical construction regarding this concession right is not very clear to me; however, it should be real according to parties concerned."

The transfer of shares of BENITEKS by KOBATEX AG to TRADING UNLIMITED was signed on 6 April 1995 for Kobatex and on 7 April 1995 for Trading Unlimited, however with retroactivity up to 1 January 1995.

I presume that the participations of Trading Unlimited in the Russian company BENITEKS, and via BENITEKS in the other company under Russian law CONSTO, are justified in the context of the commercial activities of the company. The fact that CONSTO has a longterm concession with the city of Moscou regarding warehouses with a considerable capacity can be of fundamental importance for the good functioning and expansion of the business. Therefore this can be approached and appreciated on the basis of industrial economic value. Doubts about the exact legal construction in connection with property and management rights, as well as the absence of a reliable structure, urge me however to have some reserve regarding the possibility to realise this plus value.

- - participation Kremlyovskaya Getranke                            2,056,550 BEF

This amount corresponds with a payment of 100,000 DM as participation in the share capital of Kremlyovskaya Getrankehandels Gmbh.

From the deed before notaries public M. Oleslar and W. Reiss residing at Munchen, it appears that a company KREMLYOVSKAYA Getrankehandeis GmbH (Gesselschaft mit Beschrankter Hattung) was founded.

The share capital of this company is 100,000 DM (one hundred Deutsche Mark), subscribed as follows:

1. Mr. Hans Danzor, Fertigstrasse 7, 81477 Munchen for an amount of 20,000 DM

2. the firm Trading Unlimited, with head office at Wilrijk for an amount of 80,000 DM

The amount of 100,000 DM represents a value of 2,056.550 BEF.
The part of Trading Unlimited consequently amounts to:
0,8 x 2,056.550 BEF = 1,645.240 BEF,
and the part of Mr. H. Danzer to:
0,2 x 2,056.550 BEF = 411.310 BEF.

This transaction, originally wrongly booked, was adjusted with final entries closing the accounts for the fiscal year.

With bookkeeping voucher nr. 115 dated 30.12, 1994 transaction 550, an amount of 20.000 DM (411,300 BFF) was transferred to account 416100

R/C Hans Danzel and registered as a loan of TRADING to Danzer.
Subsequently the participation of Trading Unlimited was reduced to 80.000 DM, in conformity with the partnership deed.

The remaining financial fixed assets (823.910 F) concern several deposits/guarantees paid in cash.

VI Stocks (1.131.810 F)

Concerns containers of bottled vodka without "TAX LABELS", in deposit with Edmond Depaire. This was confirmed in fax dated 15.4.95 from E. Depaire - Brussels to Trading Unlimited.

VII Accounts Receivable (max. 1 year) - (153.194.946 BEF):

- - commercial                 146,444,677 BEF
- - other                        6,750,287 BEF
                             ---------------
Total                        153,194,964 BEF

Full details of the commercial receivable/debtor accounts as per 31 December 1994 was submitted. From some of the debtors written confirmation of this outstanding balance was obtained.
For some foreign debtors this method was not applied. Instead, the history of these accounts was checked in detail.
The most important foreign debtor is Natsionalny Fond Sporta.
For 1994 sales figures of this customer with Trading Unlimited amount to 1.218 million francs. This is approximately 65% of the total turnover which amounts to 1.872 million. The outstanding balance of Natsionalny Fond Sporta per 31 December 1994 amounted to 128 million. This is 91% of the total of the receivables for commercial transactions.
The global average term of outstanding commercial credit to buyers is 27 days. For Natsionalny Fond Sporta this average is 38 days.

Other receivables:
- - TVA to be reclaimed
- - creditnotes to be received
- - several outstanding loans.

These loans are outstandings in current account, for which no written agreements exist.
- - loan Kremlyovskaya Getranke         2,056.420 BEF
- - loan Kalwitzky                        386.970 BEF
- - loan Hans Danser                      412.090 BEF
- - R/C Fanchini R.                       408.457 BEF
- - R/C Mrs. Fanchini Y.                  129.742 BEF

The loan to Kremlyovskaya Getranke corresponds to an amount of DEM 100.000. The loan to Hans Danser amounts to 20.000 DEM. This represents his subscription to the share capital of Kremlyovskaya Getranke at foundation. I refer to the discussion under the reference Financial Fixed Assets - Participation into companies.

IV Liquidity (30.507.347 BEF).

These assets comprise:

- - Bank Brussels Lambert (BEF)              49.231 BEF
- - Bank Brussels Lambert (USD)                 477 BEF
- - Bank Brussels Lambert (DEM)              36.674 BEF
- - AMRO Bank (BEF)                           3.857 BEF
- - AMRO Bank (USD)                         319.631 BEF
- - AMRO Bank (DEM)                             478 BEF
- - AMRO Bank (BEF)                         116.805 BEF
- - AMRO Bank (USD)                          30.954 BEF
- - RABO Bank (BEF)                      29,916.766 BEF
- - cash register                            32.474 BEF
                                       --------------
                                       30,507.347 BEF

These balances on bank accounts were confirmed by the daily statements of the financial institutions. The balance Rabo Bank amounting to: 29,916.766 BEF, was confirmed in the standard bank statement passed on to me by RABOBANK BELGIUM at my request.

X.  Transitory accounts (12.834.199 BEF)

Account nr, 490000 "costs to be transferred" shows an amount of 12,834.199 F. The most important entry under this heading refers to publicity costs amounting to 10.360.477 BEF, booked in 1994, but transferred later to the profit and lost account 1995. I refer in this respect to bookkeeping voucher 155 dated 30 December 1994 (nr. 545).

3.  Analysis of liabilities

I.   Share Capital                        10,000.000
III. Revaluations                         34,092.105
IV.  Reserves
     legal               1,000.000
     available           9,710,597
                         ---------
                                          10,710.597

This brings the own assets/resources to 54,802.702 BEF.

Composition of the original share capital was discussed in Chapter I of this report.
The reevaluation amounting to 34,092.105 BEF represents not realized plus values on financial fixed assets, and were discussed in detail in Chapter 2 of this report.

VIII.  Long term debts (more than 1 year) - (3,344.992 BEF)

These are leasing debts BBL, relating to the lease of Ferrari and Land Rover. See also under Chapter 2: Material Fixed Assets.

IV.  Short term debts (less than 1 year) - (190.079.565 BEF)

These debts can be detailed as follows:
- - long term debts coming to term in less than one year         50,392.908F
- - financial debts - credit institutions                        35,229.744F
- - suppliers                                                    96,622.614F
- - taxes, social security                                        8,734.299F
                                                               -----------
                                                              190,979.565F

The long term debts coming to term in less than one year result from:
- - financing Ferrari                                   1,250.004 BEF
- - financing Land Rover                                  526.668 BEF
- - financing First Flanders                            1,239.811 BEF
- - financing Cora                                     31,837.500 BEF
- - financing MGM International                        15,538.925 BEF
                                                     --------------
                                                     50,392.908 BEF

The financing of Ferrari and Landrover were discussed in Chapter 2.

The financing by First Flanders Finance nv, Boomsesteenweg 510,2020 Antwerpen, concerns a loan of twice 50.000 USD, being 100,000 USD, to Trading Unlimited nv (loan contract PLH/001/94 dated 15 February, 1994); where already payment by installments took place.

The financing by Coro Enterprises Ltd (UK) results froma contract made up at Antwerpen on 2 August 1994 between Trading Unlimited and Coro Enterprises Ltd. Full identification of Coro Enterprises Ltd. not available.

The financing of MGM International was not properly identified, so that the rights and obligations of Trading Unlimited could not be described completely.

Financial debts with credit institutions (35.229.744 BEF) are:
- - AMRO BANK DEM                           12.667 BEF
- - RABO BANK USD                         1,979.806 BEF
- - RABO BANK DEM                        33,237.271 BEF
                                       --------------
                                       35,229.744 BEF

The opening of a credit with RABO BANK was effected by deed dated 24 June 1994 executed by notary public Verbert at Antwerpen, whereby appeared:
- - on the one hand the "Cooperative Centrale Raiffeisen-Roerenleen-bank b.a. in short RABOBANK NEDERLAND.
- - on the other hand               - Trading Unlimited
                                  - Mr. Riccardo Fanchini and his wife
                                  - Mrs. Jolanta Kozina.

The bank opens a credit on behalf of Trading Unlimited in the amount of 71,233.392 BEF and to Mr. & Mrs. Fanchini a credit of 21,276.608 BEF. Both borrowers are jointly and severally responsible for each of both credit tranches.
As security for this credit, a mortgage has been granted on the villa with grounds and accessories situated Berkenlaan 9a (corner Frans De Cortlaan) at Wilrijk-Antwerpen, owned by Mrs. Jolanta Fanchini; and a priority pledge has been given on the business and goodwill of Trading Unlimited.

This creditline was, after balance date, changed as follows:
Mixed creditline of 80,000.000 BEF (eighty million), whereof 50,000.000 BEF can be withdrawn after the receipt of a bank guarantee.
Securities provided: a personal guarantee of Mr.G. Liberman, a personal guarantee of Mr. R. Fanchini, a registration of mortgage on the real estate asset of Castle Drive nv and bank guarantees (situation as known to us on 30 April 1995).

The commercial debts to suppliers amount to 96,260,614 BEF:
- -creditors/suppliers                        94,260,982 BEF
- -customers' credit                              17,717 BEF
- -suppliers-invoices to be received           2,944,343 BEF
- -creditnotes to be received                     60,428 BEF
                                            --------------
                                            96,622,614 BEF

The detailed list of outstandings with suppliers was examined and as a test several suppliers were addressed to obtain balance statements. Number of days of supplier's credit granted; an outstanding balance as per 31 December 1994 of 94,260,982 BEF against a yearly cumulative of 1,601,288,692 BEF, results in an average of 21 days of supplier's credit.

Debts with relation to taxes, wages and social charges (8,734,299 BEF) are restricted mainly to owed taxes (7,483,471 BEF) and provisions for vacation allowances (1,250,828 BEF).

4. Profit and loss account

The total company income/turnover amounted in 1994 to: 1,523,483,613 BEF
([+-] 1.5 milliard BEF), against 1.1 milliard in 1993, being an increase of about 34 pct. This turnover was almost realized by normal sales.
The impact of other company income (401,948 BEF), resulting out of charged car expenses, discounts and reversals, was indeed neglectable.
In the same way the company outlays (1,491,556,638 BEF) were dominated by the purchase of commercial goods (about 1.4 milliard BEF).
The control of these purchases and sales was restricted to some random sampling, whereby the flow of goods was traced by consulting purchase invoices, transport documents and sales invoices.
Costs under the heading "services and ad hoc goods" were also checked at random. Furthermore contracts for rent and lease, for buildings as well as for equipment, were checked.
The depreciation lists of the material assets were requested and presented.
The financial results were checked ad random. The applied exchange rates as per 31 December 1994 are:

USD 31,83/8500 BEF
DEM  20,553500 BEF
ITL   0.019608 BEF
NLC  18,349000 BEF
FRF  5,955500 BEF

Dr W. J. Huybrechts
Actuary
Auditor (I.B.R. 0683)


                         Report to the General Assembly

Undersigned, W. Huybrechts, auditor, appointed auditor of KREMLYOVSKAYA GROUP n.v. (Trade register Antwerpen 292.371 TVA 448,376,164), herewith reports as legally foreseen on control tasks effected in above-mentioned company over the fiscal year 1994.
Special attention has been given to the company balance dated 31 December 1994, to the profit & loss account and to the explanatory statements to the balance sheets given.
This permanent control assignment was effected according to the rules of the I.B.R. (Institute of Belgian Auditors), whereby all requested information and clarifications were received.
My investigation confirmed that the accounts were kept as prescribed by Belgian law, taking into account the applicable legal and company rules and regulations.
This implies that the presented annual account with a balance total of BEF 249,207,108 and a profit of the financial year of 8,608,420 BEF, reflects the situation of the company on 31 December 1994.

As the financial fixed assets (43,865,880 BEF) mainly consists of participations in a related companies in the Russian federation, and this participation underwent a revaluation, which revaluation was based on the report of Mr. Croux, accountant, Kardinaal Sterckxstraat, 40, 2530 Boechout, considering the doubts expressed about the exact legal construction in connection with the proprietary rights of certain financial assets situated in the Russian federation (Moscou);
considering the lack of a clear picture of reliable and/or legal structure in this respect, I have to formulate reserves concerning the liquidity and realization value of these financial assets.


Edegem, 24 May 1995               W.J. Huybrechts
                                  Auditor

                                  Schedule 2.8
                                  ------------

Undisclosed liabilities

a) Contract to acquire a new vodka production line from Bonte S.A.R.L., L-9678 Nothum, Luxembourg. Cost estimated at approximately US$ 1.4M including transportation and installation. Deposit of US$ 86,690 paid.

b) Contract to acquire second hand bottling line for installation at Vladimir (but now intended for Raminskaya).
    Estimated cost approx. BEF 4 M (US$ 130,000)

c)  Contract to acquire a labelling machine at a cost of BEF 5 M (US$ 165,000).

d)  Contracts to purchase bottles:

    i) From Gerresheimer Glashutte, Dusseldorf, Germany. If minimum purchase levels are not met, a penalty of maximum DM 227,000 (US$ 160,000) being the residual costs of molds, will be levied at KGI.

    ii) From Euroverreries, Sentis, France. Liability of maximum BEF 3.3M (US$ 110,000) if minimum order levels are not met.

    iii) From Vetropack Austria, Pochlarn, Austria. Liability estimated at BEF 3 M (US$ 100,000) if minimum order levels are not met.

                                  Schedule 2.10
                                  -------------

Events subsequent to 31st December 1995

i)  Dividend

    A dividend was declared by Kremlyovakaya Group N.V. on 12th February to shareholders of Kremlyovskaya Group N.V. presenting the appropriate coupon for payment from 4th of March 1996. The dividend payable is equivalent to 15% of the pre-tax trading profit for the 12 months ended 31st December 1995 and amounts to the equivalent of BEF 24 M (US$ 815,078).


ii) Capital expenditure

    Committed

    Second hand vodka manufacturing production line. Cost including transportation and installation estimated at BEF 3 M (approx. US$ 130,000). New bottle labelling machine. See Schedule 2.8 - Cost estimated at BEF 4 M (US$ 165,000).
    New vodka manufacturing production line. See Schedule 2.8. Cost estimated at US$ 1.1m.